EXHIBIT 99.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is entered into by and between David Loflin, an individual resident of the State of Louisiana (“Seller”), and ALL Energy Company, a Delaware corporation (“Purchaser”).

RECITALS

A. Seller owns, beneficially and of record, a total of 5,700,000 shares of the common stock of ICRI (the “Stock”) ; and

B. Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, 4,700,000 shares of the issued and outstanding Stock (the “Contract Stock”).

BACKGROUND

The management of both Purchaser and ICRI have determined that it is in the best interests of both of the corporations for Purchaser to enter into this Agreement, the purpose of which is to cause Purchaser to become publicly owned through the execution of a reverse merger with ICRI. Purchaser is a development-stage company intending to engage in the business of ethanol production for use as a motor fuel and production of certain feedstock-related by-products. ICRI is a development-stage company that has, through its wholly-owned subsidiary, Venus Associates, Inc., engaged in the business of web page publishing.

In addition to the transactions necessary to cause Purchaser to become publicly owned, it is further intended that Purchaser will implement a distributive registration of the common stock of Venus Associates, Inc., a Nevada corporation and a subsidiary of ICRI, pursuant to an effective Registration Statement to be filed with the Securities and Exchange Commission, to the effect that Venus Associates, Inc. shall become a publicly-owned company and will not be a part of ICRI. It is further intended that Purchaser will not take any action that would materially diminish the ownership interest of ICRI’s current shareholders. It is the intent of all parties to do all that is necessary to complete the transactions contemplated by this Agreement as soon as practicable.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Seller and Purchaser agree as follows:

AGREEMENT

 1. Transfer of Contract Stock. At the Closing, as such term is hereinafter defined, Seller agrees to deliver to Purchaser all of the Contract Stock, and Purchaser agrees to purchase from Seller all of the Contract Stock, for the benefit of Purchaser.

 2. Purchase Price. The purchase price of the Contract Stock shall be $150,000.00 (the “Purchase Price”), payable at or prior to the Closing, as such term is hereinafter defined.

 3. Certain Agreements as to Future Conduct of ICRI. With respect to future activities of ICRI, Purchaser hereby agrees as follows:

  (a) Purchaser shall take all reasonable actions necessary to expedite the completion of the audit of the financial statements of Purchaser and ICRI as may be required by Regulation S-X of the Securities and Exchange Commission;

  (b) Purchaser shall take all reasonable actions necessary to cause the timely filing of Current Reports on Form 8-K relating to (1) the change in control of ICRI resulting from the consummation of the transactions contemplated herein, (2) the signing of a reorganization agreement by ICRI and Purchaser and (3) the consummation of the reorganization agreement by ICRI and Purchaser;

  (c) Purchaser shall cause ICRI to file timely all other future periodic reports required to be filed with the Securities and Exchange Commission;

  (d) Purchaser shall not cause nor permit the common stock of ICRI to be reverse split for a period of one year from the date of the Closing hereunder; provided, however, that Seller agrees that he will, in good faith, consider a request to waive the provisions of this subparagraph (d) from Purchaser and/or ICRI relating to a potential significant funding transaction that would, if implemented, contravene the foregoing reverse-split restriction, and that Seller shall be entitled to no additional compensation, should he agree to waive the provisions of this subparagraph (d); and

  (e) Purchaser shall not cause or permit ICRI to sell securities from its authorized but unissued capital for less than fair market value.

 4. Closing. The closing (“Closing”) shall be deemed to be held immediately upon the occurrence of the later of the following:

  (a) the delivery by Purchaser of the Purchase Price to Seller, via wire transfer of immediately available funds; and

  (b) the delivery by Seller of the Contract Stock to Purchaser, or to a designated agent of Seller.

 5. Information Concerning ICRI.

  (a) ICRI is currently a holding company with no business operations. It has one subsidiary, Venus Associates, Inc., a Nevada corporation, which will be spun-off to ICRI’s shareholders as part of the reorganization of Purchaser and ICRI, pursuant to a duly executed letter agreement, a conformed copy of which letter agreement is attached hereto as Exhibit “A”.

  (b) ICRI is delinquent in its periodic filings required by the Securities Exchange Act of 1934.

 6. Warranties and Representations.

  (a) Of Seller. Seller warrants and represents to Purchaser that:

   (i) ICRI has 8,210,754 shares of common stock issued and outstanding, has no preferred stock issued and outstanding, and has no outstanding options for the issuance of either common stock or preferred stock.

   (ii) Seller owns, beneficially and of record, a total of 5,700,000 shares, or 69.4%, of the outstanding common stock of ICRI.

   (iii) Seller owns the Contract Stock free and clear of any claim whatsoever by any parties.

   (iv) Seller has not pledged nor encumbered the Contract Stock in any manner.

   (v) The issued and outstanding common stock of ICRI, including the Contract Stock, is fully-paid and non-assessable.

   (vi) Seller has not granted any right, warrant, purchase option or any other right which directly or indirectly affects the Contract Stock.

   (vii) The Contract Stock is freely assignable by Seller to Purchaser in accordance with this Agreement.

  (b) Of Buyer. Seller warrants and represents to Purchaser that:

   (i) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary.

   (ii) Buyer has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer.

   (iii) The execution and delivery of this Agreement by Buyer do not, and the performance of this Agreement by Buyer shall not, (1) conflict with or violate either the Certificate of Incorporation or Bylaws of Buyer, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Buyer or by which Buyer or its properties is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Buyer pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer is a party or by which Buyer is bound or affected.

   (iv) There are no claims, actions, proceedings or investigations pending or, to the best knowledge of Buyer, threatened against Buyer, or any properties or rights of Buyer, before any court, arbitrator, or administrative, governmental or regulatory authority or body.

   (v) Buyer hereby represents and warrants that its has received and reviewed all of ICRI’s periodic reports filed with the Securities and Exchange Commission and further represents and warrants that it understands that ICRI is delinquent in its periodic filing obligations under the Securities Exchange Act of 1934. Buyer also represents and warrants that it has had an opportunity to ask questions of, and to receive answers from, Seller with respect to the business and financial condition of ICRI.

   (vi) Buyer hereby represents and warrants to Buyer that the shares of Contract Stock are being acquired for its own account and for investment and not with a view to the public resale or distribution of such securities and further acknowledges that the shares of Contract Stock have not been registered under the Securities Act of 1933, as amended, or any state securities law and are “restricted securities”, as that term is defined in Rule 144 promulgated by the SEC, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.

   (vii) Buyer hereby consents to the placement of a legend restricting future transfer on the certificates representing the shares of Contract Stock, which legend shall be in the following, or similar, form:

“THESE SECURITIES HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS.”

 7. Conditions Precedent to Purchase. Notwithstanding anything herein to the contrary, the purchase of the Contract Stock is expressly contingent upon each of the following events or actions transpiring or occurring on or before the Closing:

  (a) No outstanding claims, liens, or liabilities (tax or otherwise) relating to ICRI and/or its property shall be in existence;

  (b) Simultaneously with the Closing, David Loflin, Waddell D. Loflin and James Kaufman, the only officers of ICRI, shall resign, and David Loflin and Waddell D. Loflin, the only directors of ICRI, shall resign, having first appointed Dean Sukowatey, Steven J. Leavitt and Brian K. Gibson as directors of ICRI. There shall be held, at the Closing, a Special Meeting of the Directors of ICRI, at which meeting, Dean Sukowatey shall be elected President and Secretary of ICRI and Brian K. Gibson shall be elected Treasurer of ICRI;

  (c) As soon as practicable after the Closing, Purchaser shall cause ICRI to enter into a reorganization agreement with Purchaser, in the form of Exhibit “B” attached hereto and by this reference made a part hereof, whereby Purchaser would be acquired by ICRI; and

  (d) Thereafter, at the Closing, Purchaser shall cause ICRI to enter into a Consulting Agreement, in the form of Exhibit “C” attached hereto by this reference made a part hereof, with David Loflin.

 8. Amendment. This Agreement may only be altered, modified, or amended by a written agreement signed by all of the parties hereto.

 9. Notices. All notices, requests, demands, applications, services of process, and other communications which are required to be or may be given under this Agreement shall be deemed to have been duly given upon receipt by the addressee and shall be sent by telecopier or facsimile transmission or delivered or mailed, certified first class mail, postage prepaid, return receipt requested, or sent by reputable overnight courier, to the parties hereto at the following addresses:

To Purchaser:
ALL Energy Company
6165 N.W. 86th Street
Johnston, Iowa 50131

To Seller:
David Loflin
7123 Moniteau Court
Baton Rouge, Louisiana 70809

 10. Arbitration. Any dispute that arises regarding the formation or terms of this Agreement, or the performance of the parties hereunder, will be resolved exclusively by arbitration before a sole arbitrator in Denton County, Texas, agreed upon by the parties. In the event the parties fail to agree on a sole arbitrator, then each party will select one arbitrator and the two (2) thus selected shall jointly select the third. All arbitrators shall be individuals who are licensed as lawyers by the State Bar of Texas.

 The arbitration shall be confidential and shall utilize the then existing commercial arbitration rules of the American Arbitration Association. The decision of the of the arbitrator, or a majority of the arbitrators, shall be set forth in writing and such decision shall be binding and enforceable in any court of competent jurisdiction. The arbitrator(s) shall award reasonable and actual attorneys fees and costs to the prevailing party, which award shall be part of the decision of the panel.

 This Section 10 shall survive any termination of this agreement regardless of the reason for such termination and regardless of whether it is the result of any breach of this Agreement by either of the parties.

 11. Entire Agreement. This Agreement contains the only agreement of the parties hereto with respect to the purchase of the Contract Stock and supercedes all prior written or oral agreements, negotiations, understandings, or commitments.

 12. Parties Bound. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective heirs, executors, administrators, successors and assigns.

 13. Assignment. Neither this Agreement nor any interest therein may be assigned.

 14. Further Agreements. The parties hereto agree to execute such other and further agreements as are necessary or desirable to effect the intent of this Agreement.

 15. Applicable Law. It is the intention of the parties hereto that the laws of the State of Delaware govern the validity of this Agreement, the construction of its terms, the interpretation of the rights and duties of the parties hereto, and the enforcement of this Agreement.

 EXECUTED to be effective as of the 19th day of January, 2007.

SELLER:

/s/ DAVID LOFLIN
David Loflin

“PURCHASER”:

ALL ENERGY COMPANY
(a Delaware corporation)

By: /s/ DEAN SUKOWATEY
Dean Sukowatey
President